UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2017

AquaBounty Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts	01754
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	978-648-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company   ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01  Entry into a Material Definitive Agreement.
On June 9, 2017, AquaBounty Technologies, Inc. (“AquaBounty”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Bell Fish Company LLC, a Delaware limited liability company (“Bell”). Pursuant to the Purchase Agreement, AquaBounty has agreed to acquire Bell’s aquaculture facility in Albany, Indiana, together with certain related assets, for $14.0 million in cash.
The assets to be acquired include, among other things, (i) any and all land owned by Bell, together with all buildings, structures, fixtures, improvements, and other appurtenances located thereon and any and all of Bell’s interests in easements, licenses, rights of access, and rights of way relating thereto; (ii) certain tangible personal property owned by Bell used in the ownership, operation, and maintenance of the real property; (iii) Bell’s rights under certain contracts, including rights as tenant under certain leases; and (iv) all supplies owned by Bell and used in the operation of the property (all of the foregoing, collectively, the “Property”). As AquaBounty will not be continuing Bell’s business of farming trout, the Property does not include inventory, aquatic biomass (i.e., fish and fish eggs), cash, cash equivalents, accounts receivable, deposits, certain scheduled contracts, intellectual property, employee plans, or specified excluded assets.
The Purchase Agreement contains provision for an escrow of $2.5 million, and the closing of the transactions contemplated by the Purchase Agreement is subject to customary closing conditions.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which will be filed with AquaBounty’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017.
Item 7.01  Regulation FD Disclosure.
On June 13, 2017, AquaBounty issued a press release announcing the signing of the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein.
Item 9.01  Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on June 13, 2017, furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)
June 13, 2017	/s/ David A. Frank
David A. Frank
Chief Financial Officer

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